UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2011

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2011, the Board of Directors of Piedmont Natural Gas Company, Inc. (the "Company") appointed Victor M. Gaglio as Senior Vice President and Chief Utility Operations Officer effective February 1, 2012. He will assume the responsibilities currently held by Michael H. Yount, who is retiring from the Company at the end of February 2012.

Mr. Gaglio, 54, is the Senior Vice President of Operations for NiSource Gas Transmission & Storage, which owns and operates more than 15,700 miles of natural gas pipelines, integrated with one of the largest underground natural gas storage systems in North America. It is anticipated that upon the effective date of his employment, Mr. Gaglio will enter into an Employment Agreement and Severance Agreement with the Company substantially similar to those in effect for other officers of the Company, the forms of which have been previously disclosed by the Company, as well as a performance unit award agreement with respect to the Company’s Long-Term Incentive Plan, the form of which has been previously disclosed by the Company.

The term of employment under the Employment Agreement will be for one year and will automatically extend for successive one-year periods unless written notice of termination is received by the Company or Mr. Gaglio. Under the Employment Agreement, Mr. Gaglio will be entitled to a base salary and to participation in any incentive compensation plan and other retirement or employee benefits that are in place for the benefit of its executive officers and for employees generally. If Mr. Gaglio is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until he reaches age 65, whichever is earlier.

The Severance Agreement will automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control (as defined in the Severance Agreement) of the Company occurs prior to the termination of the agreement, the term will expire at the end of the 36th month after the month in which the change-in-control occurs. Under the Severance Agreement, if Mr. Gaglio is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by Mr. Gaglio without good reason, including retirement from the Company, the Company shall (a) pay Mr. Gaglio a lump sum severance payment, in cash, equal to three times the sum of Mr. Gaglio’s then-current annual base salary and target bonus as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide Mr. Gaglio and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to Mr. Gaglio and dependents immediately prior to the date of termination.

The performance unit award agreement will entitle Mr. Gaglio to a specified number of performance units under the Company's Long-Term Incentive Plan for a specified three-year performance period. Under the agreement, the award will be distributed (in the form of one share of Company common stock per performance unit after amounts withheld for taxes) at the end of the performance period depending on the level of performance achieved for specified performance goals, provided that a specified minimum level of performance is achieved.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

December 22, 2011	By:	Jane Lewis-Raymond

Name: Jane Lewis-Raymond
Title: Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer